                                                                      EXHIBIT 99


CONTACT:  DANIEL C. DUNN
          CHIEF FINANCIAL OFFICER
          314/771-2400


                     ALLIED HEALTHCARE ENDS 2005 FISCAL YEAR
                      WITH INCREASED NET INCOME, ZERO DEBT

             - TAX REDUCTION INCREASES NET INCOME 12 CENTS PER SHARE
             - SALES SOFT BUT CUSTOMER ORDERS STABLE
             - $3.6 MILLION DEBT PAID OFF, $0.3 MILLION CASH IN HAND
             - SG&A AND INTEREST EXPENSES REDUCED

ST. LOUIS, August 23, 2005 - Allied Healthcare Products, Inc. (NASDAQ: AHPI) reported today that it earned a net income of $1.5 million, or 19 cents per diluted share, during its fourth quarter ended June 30, 2005, versus $860,000, or 10 cents per diluted share, for the quarter ended June 30, 2004.

     A one-time reduction in income tax expense resulting from the recognition of deferred tax assets related primarily to net operating loss carryforwards, arising in prior years, increased net income by about $1.0 million, or 12 cents per diluted share, in the fourth quarter. Without this impact income for the fourth quarter would have been approximately $0.5 million, or 7 cents per diluted share.

     Sales for the fourth quarter 2005 totaled $14.2 million compared to $15.3 million for the previous year's quarter. Customer orders remained relatively stable for the two periods. However, customer delays in releasing orders reduced sales for the fourth quarter of 2005 compared to 2004.

     Reductions in interest expense and selling, general and administrative (SG&A) expenses versus 2004 helped offset lower sales in the quarter.

     For the full fiscal year 2005, Allied increased its net income to $2.3 million, or 29 cents per diluted share, compared to about $1.9 million, or 23 cents per diluted share, for 2004.

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     Earnings for 2005 increased by about $1.0 million, or 12 cents per diluted share, from the one-time recognition of deferred tax assets related primarily to net operating loss carryforwards arising in previous years. Without this impact income for the year would have been approximately $1.3 million, or 17 cents per diluted share.

     For 2005, sales were $56.1 million versus $59.1 million for 2004. Customer orders for the two years, however, showed little change. For 2005, customer orders totaled $58.2 million versus $59.1 million for 2004. The difference in the two years is that customers deferred releases for orders to a greater extent in 2005 than 2004, reducing sales and increasing backlogs accordingly.

     Reductions in 2005 SG&A expenses of more than $800,000 and more than $425,000 in reduced interest expenses helped offset the year's dip in sales. Allied used increased operating and working capital to pay off all its $3.6 million in debt and ended the fiscal year with a positive cash balance of $0.3 million.

     "We are not happy with 2005 sales," said Earl R. Refsland, president and chief executive officer. "Correcting the situation will require different actions for different markets. For hospital equipment, we must build relationships with regional distributors. For homecare equipment, we have invested in telemarketing and E-commerce systems. For products that have lost share because of pricing, we must find lower-priced sources. All these corrective actions are underway."

     Regarding the negative impact of releases on sales, Refsland said the problem was "not production delays but customers' deferrals of delivery request." He said the company expects a return to more normal release levels in 2006 and plans to introduce new products to stimulate new orders.

     "Internally, we are pleased that we reduced SG&A expenses by more than $800,000 in 2005. We held the line on manufacturing costs, but we can do better than that and intend to realize cost reductions in 2006," Refsland said. "We also are pleased with the discipline we showed in 2005 in eliminating all our debt."

     Allied Healthcare Products, Inc. is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.

"SAFE HARBOR" STATEMENT: Statements contained in this release that are not historical facts or information are "forward-looking statements." Words such as "believe," "expect," "intend," "will," "should," and other expressions that indicate future events and trends identify such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome and future results of operations and financial condition to be materially different than stated or anticipated based on the forward-looking statements. Such risks and uncertainties include both general economic risks and uncertainties, risks and uncertainties affecting the demand for and economic factors affecting the delivery of health care services, and specific matters which relate directly to the Company's operations and properties as discussed in its periodic filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement contained in this report reflects only the belief of the Company or its management at the time the statement was made. Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove inaccurate or incomplete. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.


                                       ##

                        ALLIED HEALTHCARE PRODUCTS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                          Three months ended June 30,        Twelve months ended June 30,
                                             2005             2004               2005              2004
Net sales                              $ 14,184,419       $ 15,261,579        56,120,150        59,103,313
Cost of sales
                                         10,285,548         10,623,337        41,669,290        42,748,342
                                       ------------       ------------      ------------      ------------

Gross profit
                                          3,898,871          4,638,242        14,450,860        16,354,971

Selling, general and
administrative expenses                   2,844,236          3,091,390        11,843,037        12,660,358
                                       ------------       ------------      ------------      ------------

Income from operations
                                          1,054,635          1,546,852         2,607,823         3,694,613

Interest expense
                                              4,849             96,873           123,076           550,158
Other expense
                                             10,041              6,312            42,604             8,378
                                       ------------       ------------      ------------      ------------
Other, net
                                             14,890            103,185           165,680           558,536
                                       ------------       ------------      ------------      ------------

Income before provision (benefit)
for income taxes
                                          1,039,745          1,443,667         2,442,143         3,136,077

Provision (benefit) for income
taxes                                      (473,644)           583,829           100,779         1,261,424
                                       ------------       ------------      ------------      ------------
Net income                             $  1,513,389       $    859,838      $  2,341,364      $  1,874,653
                                       ============       ============      ============      ============

Net income per share - Basic           $       0.19       $       0.11      $       0.30      $       0.24
                                       ============       ============      ============      ============


Net income per share - Diluted         $       0.19       $       0.10      $       0.29      $       0.23
                                       ============       ============      ============      ============

Weighted average common shares
Outstanding - Basic
                                          7,829,577          7,818,432         7,821,943         7,816,416

Weighed average common shares
Outstanding - Diluted                     8,085,599          8,053,677         8,080,890         7,984,761

                                  CONSOLIDATED
                                  BALANCE SHEET
                                   (UNAUDITED)

                                                                  June 30, 2005   June 30, 2004

ASSETS
Current assets:
  Cash                                                           $    317,775       $      8,256
  Accounts receivable, net of allowances
  of $565,000 and $585,000, respectively                            7,215,799          7,598,969
  Inventories, net                                                 10,775,550         11,095,171
  Income tax receivable                                                    --            130,548
  Other current assets                                                168,431            127,127
                                                                 ------------       ------------
    Total current assets                                         $ 18,477,555       $ 18,960,071
                                                                 ------------       ------------
  Property, plant and equipment, net                               11,308,866         11,999,927
  Goodwill                                                         15,979,830         15,979,830
  Other assets, net                                                   330,969             88,867
                                                                 ------------       ------------
    Total assets                                                 $ 46,097,220       $ 47,028,695
                                                                 ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                  2,110,599          3,125,593
  Current portion of long-term debt                                        --          1,245,484
  Deferred income taxes                                               711,416            389,644
  Deferred revenue                                                    465,000                 --
  Other accrued liabilities                                         2,940,763          3,206,603
                                                                 ------------       ------------
    Total current liabilities                                       6,227,778          7,967,324
                                                                 ------------       ------------
Deferred income taxes                                                      --            242,478
                                                                 ------------       ------------
Deferred revenue                                                    1,007,500                 --
                                                                 ------------       ------------
Long-term debt                                                             --          2,366,076
                                                                 ------------       ------------
Commitments and contingencies

Stockholders' equity:
  Preferred stock; $0.01 par value; 1,500,000 shares
    authorized; no shares issued and outstanding                           --                 --
  Series A preferred stock; $0.01 par value; 200,000 shares
    authorized; no shares issued and outstanding                           --                 --
  Common stock; $0.01 par value; 30,000,000 shares
    authorized; 7,829,577 and 7,818,432 shares issued and
    outstanding at June 30, 2005 and 2004, respectively               101,332            101,220
  Additional paid-in capital                                       47,109,142         47,041,493
  Common stock in treasury, at cost                               (20,731,428)       (20,731,428)
  Retained earnings                                                12,382,896         10,041,532
                                                                 ------------       ------------
    Total stockholders' equity                                     38,861,942         36,452,817
                                                                 ------------       ------------
    Total liabilities and stockholders' equity                     46,097,220         47,028,695
                                                                 ============       ============